Exhibit 10.1a
        Summary of the Pinnacle West Capital Corporation 1999 Bonus Plan

Under the Pinnacle West Capital Corporation 1999 Bonus Plan, upon the recommendation of the Human Resources Committee, the Board establishes on an annual basis certain financial and other goals to be met, designating parameters of performance and assigning relative weights. The principal measures of performance during 1999 include per-share earnings and the development and implementation of long-term strategies for the Company and its subsidiaries.